Registration File No. 333-________

As filed with the United States Securities and Exchange Commission on September 14, 2012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
____________________

(Exact name of Registrant as specified in its charter)
____________________

Wyoming	83-0205516
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

877 North 8th West, Riverton, WY	82501
(Address of Principal Executive Offices)	(Zip Code)
____________________

U.S. ENERGY CORP.

2012 Equity and Performance Incentive Plan

2008 Stock Option Plan for Independent Directors and Advisory Board Members

2001 Incentive Stock Option Plan

2001 Officer’s Stock Compensation Plan
____________________

Steven R. Youngbauer, General Counsel
877 North 8th West
Riverton, Wyoming 82501
(Name and address of agent for service)

307-856-9271
(Telephone number, including area code, of agent for service)
____________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(5)	Proposed Maximum Offering Price Per Share(6)	Proposed Maximum Aggregate Offering Price(6)	Amount of Registration Fee(6)
Common Stock, $.01 par value	1,200,000 shares(1)	$2.20	$2.20	$302.54
Common Stock, $.01 par value	9,616 shares(2)	$2.20	$2.20	$2.42
Common Stock, $.01 par value	1,450,500 shares(3)	$2.20	$2.20	$365.70
Common Stock, $.01 par value	45,000 shares(4)	$2.20	$2.20	$11.35
TOTAL	2,705,116			$682.01

(1)
Represents the number of shares of common stock, $.01 par value (the “Common Stock”), of U.S. Energy Corp. (the “Registrant”) reserved for issuance under the U.S. Energy Corp. 2012 Equity and Performance Incentive Plan (the “2012 Performance Plan”).

(2)
Represents the additional number of shares of Common Stock of the Registrant that may be issued under the 2008 Stock Option Plan for Independent Directors and Advisory Board Members (the “2008 Independent Director Plan”) not previously registered by the Form S-8 filed by the Registrant with the Securities and Exchange Commission on May 7, 2010 (Registration Statement No. 333-166638).

(3)
Represents the number of additional shares of Common Stock of the Registrant reserved for issuance under the 2001 Incentive Stock Option Plan (the “2001 Incentive Stock Plan”) not previously registered by the Form S-8 filed by the Registrant with the Securities and Exchange Commission on September 22, 2003 (Registration Statement No. 333-108979).

(4)	Represents the number of shares of Common Stock of the Registrant reserved for issuance under the U.S. Energy Corp. 2001 Officer’s Stock Compensation Plan (the “2001 Stock Compensation Plan”).

(5)
Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers any securities that may be offered or issued pursuant to the 2012 Performance Plan, the 2008 Independent Director Plan, the 2001 Incentive Stock Plan and the 2001 Stock Compensation Plan, as applicable, as a result of adjustments for stock dividends, stock splits, recapitalizations or other similar transactions effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(6)
This estimate is made pursuant to Rule 457(h) and Rule 457(c) solely for the purpose of determining the registration fee. It is not known how many shares will be issued under the Plans. The above calculation is based on the offering of 2,705,116 shares of Common Stock at a purchase price of $2.20 per share, which is the average of the high and low prices of the Registrant’s Common Stock as reported on Nasdaq on September 7, 2012, which were $2.22 and $2.18, respectively.

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is being filed to register (i) 1,200,000 shares of Common Stock of the Registrant that may be issued under the 2012 Performance Plan and (ii) 45,000 shares of Common Stock of the Registrant that may be issued under the 2001 Stock Compensation Plan.

This Registration Statement is also being filed pursuant to General Instruction E to Form S-8 for the purpose of registering (i) an additional 9,616 shares of Common Stock of the Registrant that may be issued under the 2008 Independent Director Plan and (ii) an additional 1,450,500 shares of Common Stock of the Registrant that may be issued under the 2001 Incentive Stock Plan.

The Registrant previously registered (i) 264,993 shares of Common Stock issuable under the 2008 Independent Director Plan on a registration statement on Form S-8 (Registration Statement No. 33-166638) that it filed on May 7, 2010 and (ii) 3,000,000 shares of Common Stock issuable under the 2001 Inventive Stock Plan on a registration statement on Form S-8 (Registration Statement No. 33-108979) that it filed on September 22, 2003.  As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the following documents, including all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents hereof:

(i) the registration statement on Form S-8 filed by the Registrant with respect to the 2008 Independent Director Plan on May 7, 2010 (Registration Statement No. 33-166638); and

(ii) the registration statement on Form S-8 filed by the Registrant with respect to the 2001 Incentive Stock Plan on September 22, 2003 (Registration Statement No. 33-108979).

Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers any securities that may be offered or issued pursuant to the 2012 Performance Plan, the 2008 Independent Director Plan, the 2001 Incentive Stock Plan or the 2001 Stock Compensation Plan, as applicable, as a result of adjustments for stock dividends, stock splits, recapitalizations or other similar transactions effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

PART I

Omitted pursuant to the Note to Part I of Form S-8.

PART II

Item 3:  Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K filed on March 14, 2012 for the year ended December 31, 2011 (the “2011 10-K”);

2.	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 2011 10-K;

3.
Those portions of the Registrant’s Proxy Statement on Schedule 14A filed on April 30, 2012 that are incorporated by reference into Part III of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011; and

4.
The description of the Common Stock of the Registrant contained in the Registrant’s registration statement on Form 10 filed under the Securities Exchange Act of 1934 (the “Exchange Act”) with the Securities and Exchange Commission on January 29, 1973, as the same may be amended from time to time.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4: Description of Securities.

Not applicable.

Item 5: Interest of Named Experts and Counsel.

Not applicable.

Item 6:  Indemnification of Directors and Officers.

The Registrant’s articles of incorporation and bylaws provide that it shall indemnify directors provided that the indemnification shall not eliminate or limit the liability of a director for breach of the director's duty of loyalty to the corporation or its stockholders, or for acts of omission not in good faith or which involve intentional misconduct or a knowing violation of law.

Wyoming law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if these directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action (i.e., one by or in the right of the corporation), indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

Item 7: Exemption from Registration Claimed.

Not applicable.

Item 8:  Exhibits

See Exhibit Index.

Item 9: Undertakings

The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this
Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverton, State of Wyoming on the 14th day of September, 2012.

U.S. ENERGY CORP.

By:   /s/  Keith G. Larsen
Keith G. Larsen
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Keith G. Larson and Mark J. Larsen, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Keith G. Larsen	Chairman, Chief Executive Officer and Director
Keith G. Larsen	(Principal Executive Officer)	September 14, 2012

/s/ Steven D. Richmond
Steven D. Richmond	Chief Financial Officer	September 14, 2012

/s/ Bryon G. Mowry
Bryon G. Mowry	Principal Accounting Officer	September 14, 2012

/s/ Mark J. Larsen
Mark J. Larsen	Director	September 14, 2012

/s/ Robert Scott Lorimer
Robert Scott Lorimer	Director	September 14, 2012

/s/Steven V. Conrad
Steven V. Conrad	Director	September 14, 2012

/s/Thomas R. Bandy
Thomas R. Bandy	Director	September 14, 2012

/s/ Leo A. Heath
Leo A. Heath	Director	September 14, 2012

/s/ Jerry W. Danni
Jerry W. Danni	Director	September 14, 2012

EXHIBIT INDEX

4.1
U.S. Energy Corp. 2001 Officer’s Stock Compensation Plan (incorporated by reference from Exhibit 4.21 to the Registrant’s Annual Report on Form 10-K filed September 13, 2002) and as amended in the Registrant’s Proxy Statement on Schedule 14A filed on April 11, 2007.

4.2	2001 Incentive Stock Option Plan (amended in 2003) (incorporated by reference from Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K filed April 15, 2005).

4.3	2008 Stock Option Plan for Independent Directors and Advisory Board Members (incorporated by reference from Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K filed March 13, 2009).

4.4	U.S. Energy Corp. 2012 Equity and Performance Incentive Plan (incorporated by reference from Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed April 30, 2012).

5.1	Opinion of Davis Graham & Stubbs LLP as to the legality of the securities being issued.

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

23.2	Consent of Hein & Associates LLP.

23.3	Consent of Ryder Scott Company L.P.

23.4	Consent of Cawley, Gillespie & Associates, Inc.

23.5	Consent of Netherland, Sewell & Associates, Inc.

24	Power of Attorney (included on signature page of this registration statement).